Consent of Independent Auditor

We consent to use in this Post-Effective Amendment No. 204 to Registration Statement (No. 333-148723 and 811-22172) on Form N-1/A of World Funds Trust of our reports dated September 25, 2015 and September 29, 2014 relating to our audits of the The E-ValuatorTM Aggressive Growth Risk Managed Strategy (formerly known as Customized Risk Based Aggressive Growth Portfolio), The E-ValuatorTM Conservative Risk Managed Strategy (formerly known as Customized Risk Based Conservative Portfolio), The E-ValuatorTM Growth Risk Managed Strategy (formerly known as Customized Risk Based Growth Portfolio), The E-ValuatorTM Moderate Risk Managed Strategy (formerly known as Customized Risk Based Moderate Portfolio), The E-ValuatorTM Tactically Managed Strategy (formerly known as Customized Risk Based Tactical Manager Portfolio), and The E-ValuatorTM Very Conservative Risk Managed Strategy (formerly known as Customized Risk Based Very Conservative Portfolio) (funds within the TD Ameritrade Trust Company Collective Investment Funds for Employee Benefit Plans) financial statements as of and for the years ended May 31, 2015 and 2014, respectively, appearing in the Statement of Additional Information, which is a part of such Registration Statement, and to the reference to our firm under the caption “Financial Information” in such Statement of Additional Information.

/s/ RSM US LLP (formerly known as McGladrey LLP)

Denver, Colorado
December 21, 2016